                              GREATER ATLANTIC BANK
                      EMPLOYEE SEVERANCE COMPENSATION PLAN

A.       PURPOSE.
         -------

         The primary purpose of the Greater Atlantic Bank Employee Severance Compensation Plan (the "Plan") is to ensure the successful continuation of the business of Greater Atlantic Bank (the "Bank") and the fair and equitable treatment of the Bank's employees following a Change in Control (as defined below).

B.       COVERED EMPLOYEES.
         -----------------

         Subject to paragraph C below, any employee of the Bank with at least one (1) year of service as of his or her termination date shall be eligible to receive a Change in Control Severance Benefit (as defined below) if, within the period beginning on the effective date of a Change in Control and ending on the first anniversary of such date, (i) the employee's employment with the Bank is involuntarily terminated or (ii) the employee terminates employment with the Bank voluntarily after being offered continued employment in a position that is not a Comparable Position (as defined below).

C.       LIMITATIONS ON ELIGIBILITY FOR CHANGE IN CONTROL SEVERANCE BENEFITS OR
         ----------------------------------------------------------------------
         MANAGEMENT RESTRUCTURING BENEFITS.
         ---------------------------------

         1. No employee shall be eligible for a Change in Control Severance Benefit if (a) his or her employment is terminated for "Cause", (b) he or she is offered a Comparable Position within the Bank or the Bank's successor and declines to accept such position, or (c) the employee is, at the time of termination of employment, a party to an individual employment agreement or severance agreement with the Bank and Greater Atlantic Financial Corporation (the "Company").

         2. For purposes of this Plan, a termination of employment for "Cause" shall include termination because of the employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or violation of any final cease-and desist order, or material breach of any provision of the Plan.

         3. For purposes of this Plan, a "Comparable Position" shall mean a position that would (i) provide the employee with base compensation and benefits that are comparable in the aggregate to those provided to the employee prior to the Change in Control, (ii) provide the employee with an opportunity for variable bonus compensation that is comparable to the opportunity provided to the employee prior to the Change in Control, (iii) be in a location that would not require the employee to increase his or her daily one way commuting distance by more than twenty-five (25) miles as compared to the employee's commuting distance immediately prior to the Change in Control and (iv) have job skill requirements and duties that are comparable to the requirements and duties of the position held by the employee prior to the Change in Control.

D.       DEFINITIONS OF CHANGE IN CONTROL.
         --------------------------------

         For purposes of this Plan, a "Change in Control" means the occurrence of any one of the following events following the adoption of this Plan:

         (i)      Merger: The Company or the Bank merges into or consolidates
                  ------
                  with another corporation, or merges another corporation into the Company or the Bank, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;

         (ii)     Acquisition of Significant Share Ownership:  A person files,
                  ------------------------------------------
                  or is required to file, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 with respect to the Company, if the schedule discloses that the filing person or persons acting in concert has or has become the beneficial owner of 25% or more of a class of the Company's voting securities, but this clause (b) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

         (iii)    Change in Board Composition:  During any period of two
                  ---------------------------
                  consecutive years, individuals who constitute the Bank's or the Company's Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Bank's or the Company's Board of Directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

         (iv)     Sale of Assets: The Company or the Bank sells to a third party
                  --------------
                  all or substantially all of its assets.

E.       DETERMINATION OF THE CHANGE IN CONTROL SEVERANCE BENEFIT.
         --------------------------------------------------------

         The Change in Control Severance Benefit payable to an eligible employee under this Plan shall be determined as follows:

         (1)      Vice Presidents and the Controller of the Bank: If an eligible
                  ----------------------------------------------
                  employee is a Vice President or the Controller of the Bank and he or she becomes entitled to receive a Change in Control Severance Benefit under the Plan, the benefit shall be determined under the following schedule:

                  (a) The basic benefit under the Plan shall be determined as the product of (i) the employee's years of service from his or her hire date (including partial years) through the termination date and (ii) two (2) weeks of the employee's Base Compensation (as defined below). A "year of service" shall mean each 12-month period of service following an employee's hire date determined without regard the number of hours worked during such period(s).

                  (b) Notwithstanding anything in this Plan to the contrary, the minimum payment to an eligible employee under this Plan shall be two (2) weeks of Base Compensation and the maximum payment to an eligible employee shall not exceed 50% of the employee's Base Compensation.

                  (c) The Change in Control Severance Benefit shall be paid in a lump sum not later than five (5) business days after the employee's termination date.

         (2)      Assistant Vice Presidents. If an eligible employee is an
                  -------------------------
                  Assistant Vice President of the Bank and he or she becomes entitled to receive a Change in Control Severance Benefit under the Plan, the benefit shall be determined under the following schedule.

                  (a) The basic benefit under the Plan shall be determined as the product of (i) the employee's years of service from his or her hire date (including partial years) through the termination date and (ii) one and one-half (1 1/2) weeks of the employee's Base Compensation (as defined below). A "year of service" shall mean each 12-month period of service following an employee's hire date determined without regard the number of hours worked during such period(s).

                  (b) Notwithstanding anything in this Plan to the contrary, the minimum payment to an eligible employee under this Plan shall be one and one-half (1 1/2) weeks of Base Compensation and the maximum payment to an eligible employee shall not exceed 50% of the employee's Base Compensation.

                  (c) The Change in Control Severance Benefit shall be paid in a lump sum not later than five (5) business days after the employee's termination date.

         (3)      All Other Employees. If an eligible employee (other than a
                  -------------------
                  vice president, assistant vice president or the Controller of the Bank) becomes entitled to receive a Change in Control Severance Benefit under the Plan, the benefit shall be determined under the following schedule.

                  (a) The basic benefit under the Plan shall be determined as the product of (i) the employee's years of service from his or her hire date (including partial years) through the termination date and (ii) one (1) week of the employee's Base Compensation (as defined below). A "year of service" shall mean each 12-month period of service following an employee's hire date determined without regard the number of hours worked during such period(s).

                  (b) Notwithstanding anything in this Plan to the contrary, the minimum payment to an eligible employee under this Plan shall be one (1) week of Base Compensation and the maximum payment to an eligible employee shall not exceed 50% of the employee's Base Compensation.

                  (c) The Change in Control Severance Benefit shall be paid in a lump sum not later than five (5) business days after employee's termination date.

         (4) For purpose of determinations under this paragraph E, "Base Compensation" shall mean:

                  (a) for salaried employees, the employee's annual base salary at the rate in effect on his or her termination date or, if greater, the rate in effect on the date immediately preceding the Change in Control;

                  (b) for employees whose compensation is determined in whole or in part on the basis of commission income, the employee's base salary at termination (or, if greater, the base salary on date immediately preceding the effective date of the Change in Control), if any, plus the commissions earned by the employee in the twelve (12) full calendar months preceding his or her termination date (or, if greater, the commissions earned in the twelve (12) full calendar months immediately preceding the effective date of the Change in Control); and

                  (c) for hourly employees, the employee's total hourly wages for the twelve (12) full calendar months preceding his or her termination date or, if greater, the twelve (12) full calendar months preceding the effective date of the Change in Control.

F.       WITHHOLDING.
         -----------

         All payments made under this Plan will be subject to customary withholding for federal, state and local tax purposes.

G.       PARACHUTE PAYMENT.
         -----------------

         Notwithstanding anything in this Plan to the contrary, if a benefit to a employee who is a "Disqualified Individual" shall be in an amount which includes an "Excess Parachute Payment" taking into account payments under this Plan and otherwise, the benefit under this Plan to that employee shall be reduced to the maximum amount which does not include an Excess Parachute Payment. The terms "Disqualified Individual" and "Excess Parachute Payment" shall have the same meanings as under Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision thereto.

H.       ADOPTION BY AFFILIATES.
         ----------------------

         Upon approval by the Board of Directors of the Bank, this Plan may be adopted by any "Subsidiary" or "Parent" of the Bank. Upon such adoption, the Subsidiary or Parent shall become an Employer hereunder and the provisions of the Plan shall be fully applicable to the employees of that Subsidiary or Parent. The term "Subsidiary" means any corporation in which the Bank, directly or indirectly, holds a majority of the voting power of its outstanding shares of capital stock. The term "Parent" means any corporation which holds a majority of the voting power of the Bank's outstanding shares of capital stock.

I.       ADMINISTRATION.
         --------------

         The Plan is administered by the Board of Directors of the Bank, which shall have the discretion to interpret the terms of the Plan and to make all determinations about eligibility and payment of benefits. All decisions of the Board, any action taken by the Board with respect to the Plan and within the powers granted to the Board under the Plan, and any interpretation by the Board of any term or condition of the Plan, are conclusive and binding on all persons, and will be given the maximum possible deference allowed by law. The Board may delegate and reallocate any authority and responsibility with respect to the Plan.

J.       SOURCE OF PAYMENTS.
         ------------------

         Unless otherwise determined by the Board of Directors of the Company, all payments and benefits provided in this Plan shall be paid or provided solely by the Bank. Notwithstanding anything in this Plan to the contrary, no provision of this Plan shall be construed so as to result in the duplication of any payment or benefit. Unless otherwise determined by the Board of Directors of the Company, the Company's sole obligation under this Plan shall be to unconditionally guarantee the payment and provision of all amounts and benefits due hereunder to Plan participants and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.

K.       INALIENABILITY.
         --------------

         In no event may any employee sell, transfer, anticipate, assign or otherwise dispose of any right or interest under the Plan. At no time will any such right or interest be subject to the claims of creditors, nor liable to attachment, execution or other legal process.

L.       GOVERNING LAW.
         -------------

         The provisions of the Plan will be construed, administered and enforced in accordance with the laws of the Commonwealth of Virginia, except to the extent that federal law applies.

M.       SEVERABILITY.
         ------------

         If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed and enforced as if such provision had not been included.

N.       NO EMPLOYMENT RIGHTS.
         --------------------

         Neither the establishment nor the terms of this Plan shall be held or construed to confer upon any employee the right to a continuation of employment by the Bank, nor constitute a contract of employment, express or implied. The Bank reserves the right to dismiss or otherwise deal with any employee to the same extent and on the same basis as though this Plan had not been adopted. Nothing in this Plan is intended to alter the at-will status of the Bank's employees, it being understood that, except to the extent otherwise expressly set forth to the contrary in an individual employment-related agreement, the employment of any employee may be terminated at any time by either the Bank or the employee with or without cause.

O.       AMENDMENT AND TERMINATION.
         -------------------------

         The Plan may be terminated or amended in any respect by resolution adopted by a majority of the Board of Directors of the Bank, unless a Change in Control has previously occurred. If a Change in Control occurs, the Plan no longer shall be subject to amendment, change, substitution, deletion, revocation or termination in any respect whatsoever. The form of any proper amendment or termination of the Plan shall be a written instrument signed by a duly authorized officer or officers of the Bank, certifying that the amendment or termination has been approved by the Board of Directors. A proper amendment of the Plan automatically shall effect a corresponding amendment to each Participant's rights hereunder. A proper termination of the Plan automatically shall effect a termination of all employees' rights and benefits hereunder.

P.       REQUIRED PROVISIONS.
         -------------------

         a. In the event any of the provisions of this Section P are in conflict with the terms of this Plan, this Section P shall prevail.

         b. The Bank's Board of Directors may terminate an employee's employment at any time, but any termination by the Bank, other than termination for Cause, shall not prejudice the employee's right to compensation or other benefits under this policy. An employee shall not have the right to receive compensation or other benefits for any period after termination for Cause.

         c. If an employee is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1818(e)(3) or
                  (g)(1); the Bank's obligations under this policy shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion: (i) pay the employee all or part of the compensation withheld while their contract obligations were suspended; and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

         d. If an employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1818(e)(4) or (g)(1), all obligations of the Bank under this policy shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         e. If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1813(x)(1), all obligations of the Bank under this policy shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

         f. All obligations under this Plan shall be terminated, except to the extent determined that continuation of the Plan is necessary for the continued operation of the Bank: (i) by the Director of the OTS (or his designee), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1823(c); or
                  (ii) by the Director of the OTS (or his designee) at the time the Director (or his designee) approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         g. Any payments made to Employees pursuant to this Plan, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. ss.1828(k) and FDIC regulation 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.

         This Plan has been approved and adopted by the Board of Directors of the Bank and is effective as of October 2, 2006.


                                        GREATER ATLANTIC BANK




Attest: /s/ Edward C. Allen             By: /s/ Carroll E. Amos
        -------------------------           ------------------------------------
                                            For the Entire Board of Directors



                                        GREATER ATLANTIC FINANCIAL CORPORATION
                                        (as guarantor)



Attest: /s/ Edward C. Allen             By: /s/ Carroll E. Amos
        -------------------------           ------------------------------------
                                            For the Entire Board of Directors